REAL ESTATE SALE CONTRACT

                       THIS IS A LEGALLY BINDING CONTRACT.

1. PARTIES: This Contract is made by and between Donald D. Bass and Don W. Bass (Buyer) and Freedom Financial Group, Inc. (Seller), and is effective as of the date and time of final acceptance (the "Effective Date").

2. PROPERTY: For the consideration hereinafter set forth, Buyer agrees to purchase and Seller agrees to sell the real property commonly known as FR 221 Fair Grove, MO (address) located in Greene County, State of Missouri, (check applicable provisions)

         |X| See attached Legal Description; or    |X| Legal Description:

together with all attached improvements and fixtures located on the property, and the following items included in the sale [NONE] but excluding the following items which are not being sold: 2550.00 per acre 65/3 m/l; all of which is, except exclusions, the "Property" in this Contract.

3. PRICE: The sale price to be paid by Buyer to Seller, excluding costs as hereinafter provided is One Hundred Sixty-Six Thousand Five Hundred Fifteen and No/100 Dollars ($166,515.00) which Buyer agrees to pay as follows:

|X| Earnest Money from Buyer in the form of |_| Cash |X| Check to be deposited or held pursuant to paragraph 4 hereof, upon contract acceptance, in the amount of: $16,651.50

|X| Buyer's payment of balance of sale price in cash or certified funds, which includes if any, at closing in the amount of: $149,863.50 (Amount to be adjusted at closing to reflect loan fees, title company fees, prorations, closing costs and other similar fees and expenses.)

4. EARNEST MONEY: Earnest Money is to be deposited by selling broker with Preferred Title within 10 banking days after the Contract is signed by all parties, to be applied to sale price at closing, to liquidated damages on default of Buyer, or disbursed as otherwise provided in this Contract. Escrow Agent may deposit in an account insured by the FDIC with interest paid to Escrow Agent. The parties agree that in the event of a dispute over any Earnest Money being held, Escrow Agent shall continue to hold said deposit in its escrow account until Escrow Agent has a written release from all parties consenting to its disposition or until a civil action is filed to determine its disposition. at which time payment may be made into the court, and any attorney's fees, court costs and other legal expenses incurred by Escrow Agent in connection with such dispute shall be reimbursed from the Earnest Money funds deposited with Escrow Agent. If this Contract is canceled pursuant to its terms or if the Earnest Money is to be forfeited, collected, or refunded, the parties agree that the amount distributed shall be reduced by any unpaid charges incurred by listing broker, selling broker or Escrow Agent on behalf of the party receiving the funds, and further reduced by any additional amounts due to selling broker and listing broker as hereinafter provided.

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5. NOTE: If Seller produces a clear title, earnest money is non-refundable.

6. ADDITIONAL TERMS AND CONDITIONS: Property sold as is, where is. without any representation expressed or implied.

7. CLOSING AND POSSESSION: The "Closing" is the delivery of the Seller's warranty deed for the purchase price paid by Buyer after all documents have been signed and shall be on or before 7/4/03 (the "Closing Date"), unless otherwise agreed to in writing.

Possession of the Property and keys to be delivered to Buyer no later than time of closing 5:00 p.m. on 7/4/03.

8. VERIFICATION OF CONDITION: Buyer shall have the right to make a final inspection of the Property prior to closing, not as a contingency of the sale, but solely to confirm that the Property is otherwise in substantially the same condition, subject to normal wear and tear, as on the date of the offer, unless otherwise agreed in writing.

9. REMEDIES UPON DEFAULT: Seller or Buyer shall be in default under this Contract if either fails to comply with any material provision within the time limits required by this Contract. If either party defaults, the party claiming a default shall notify the other party in writing of the nature of the default and terminate this Contract or extend the time for performance by a written document signed by all parties. The notifying party may, but is not required to. provide the defaulting party with a deadline for curing the default. The failure to assert a default shall not constitute a waiver of the right to assert a default of the same or any other provision of this Contract. If this Contract shall not be closed for the fault of Buyer, then 10% of the total sale price shall be paid by Buyer to Seller as liquidated damages, it being agreed that actual damages are difficult, if not impossible, to ascertain. Any liquidated damages paid to Seller after costs of collection shall be divided equally between Seller and Listing Broker.

10. DISPUTES: All disputes shall be settled by binding arbitration.

11. SELLER'S DISCLOSURE STATEMENT: Buyer acknowledges and agrees that the Property is being sold in its existing condition, and that neither the Seller nor any person acting on behalf of the Seller have made any representations or warranties, written or oral, respecting the condition of the Property, upon which Buyer is relying in purchasing the Property, other than as contained in this Contract.

12. CLOSING PROCEDURES: Necessary title information shall be ordered by Seller within ten (10) days of the Effective Date and promptly delivered to Buyer. Seller shall provide at Seller's expense a commitment to insure title in the amount of the purchase price from a company authorized to insure titles in the State of Missouri, showing merchantable title in Seller in accordance with the Title Examination Standards of the Missouri Bar, subject to encumbrances as provided herein, standard residential subdivision restrictions, covenants,

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declarations, setback lines, easements and zoning laws of record as of the
Effective Date, and the lien of current year's taxes. Buyer may, at Buyer's expense, obtain a survey (and shall obtain a survey if required by a lender or title company). Buyer shall pay the premium for title policy. Buyer may, at Buyers expense, have the title commitment examined, and if applicable, Buyer shall provide to Seller in writing any valid objections to title and survey prior to the Closing Date, and Seller shall make reasonable effort to correct the valid objections, and if not corrected, Buyer may waive the objections and close, or elect to terminate the Contract, and if not disputed, receive the Earnest Money less any expenses incurred on Buyer's behalf. At Closing, Seller shall deliver a warranty deed and all other documents and funds reasonably necessary to complete the Closing. If a closing fee is charged, the cost will be shared by Seller and Buyer, unless otherwise provided. Recording fees shall be paid by the party for whom the fee is attributable. Escrow closing agent to be acceptable to Broker. Seller will warrant at Closing there are no unpaid bills for improvements within 12 months prior to Closing and that Seller has no knowledge of proposed improvements to be paid for by special assessment or fee.

13. PRORATION: Taxes, insurance, interest, rentals, and association dues, if applicable, shall be prorated to Closing Date. If the current' year's taxes cannot be determined, proration will be based on the preceding year's taxes with adjustments for known changes' in assessed valuation or tax levies.

14. LOSS: In the event of material loss from fire or other casualty prior to Closing, Buyer may elect to accept the insurance proceeds, if any, and close or to terminate this Contract and have the Earnest Money deposit returned, less any expenses incurred on Buyer's behalf.

15. BINDING EFFECT; APPLICABLE LAW: This Contract shall be binding on and/for the benefit of the parties and their respective heirs, personal representatives, executors, administrators, or assigns, and shall be construed and enforced in accordance with the internal laws of the State of Missouri.

16. ENTIRE AGREEMENT: This Contract and all attachments hereto constitute the entire agreement between the parties and there are no representations, warranties, or understandings, written or oral, except as set forth herein, relating to the subject matter of this Contract. which supersedes all prior agreements, and this Contract may not be changed, modified or amended, in whole or in part, except by a written document signed by all the parties.

17. TIME IS OF THE ESSENCE: Time is of the essence in the performance of each provision of this Contract by the parties. All references to a specific time shall mean Central Time. All references to periods of days shall mean calendar days, unless otherwise provided.

18. NOTICES: Any notice required or permitted shall be in writing and may be delivered in person or sent by telefax or certified mail, postage prepaid, to the address or number set forth in this Contract or such other address or number specified by a party in writing. Notice shall be deemed made at the date and time of personal delivery, receipt of telefax or mailing. Receipt of notice by an agent of a party shall be deemed receipt by the party.

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19. EXECUTION: The execution and delivery of facsimile transmissions of this
Contract shall constitute legal and binding obligations of the parties.

20. All parties agree to hold Thompson Auction & Realty LLC and its agents harmless and blameless from any legal action. Thompson Auction acts as agents for the Seller only.

To be signed by Seller only if Seller accepts the offer:

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
Signed on 6/4/03 at 12:16 p.m.                                Signed on 6/4/03 at 12:16 p.m.
Seller: Freedom Financial Group, Inc.                         Buyer:  /s/ Don W. Bass
Address: 3042 E. Elm Springfield MO                           Address: 32 Hacksaw Trail,
                                                                         Fair Grove, MO  65648
S.S.# or Tax I.D.#                                            S.S.# or Tax I.D.#
                  -----------------------------------                           --------------------------
Seller:  /s/ Jerald L. Fenstermaker, President                Buyer:  /s/ Donald D. Bass
         --------------------------------------------
Address                                                       Address:  43 Arrowhead Trail
        ---------------------------------------------                      Buffalo  65622
                                                                           759-7252
S.S.# or Tax I.D.#                                            S.S.# or Tax I.D.#
                  --------------------------                                    --------------------------


Listing Broker:  Thompson Auction & Realty, L.L.C.            Selling Broker:  Same as Listing
Address:  P.O. Box 208, Rogersville, MO  65742                Address:  Same as Listing
Telephone:  417-753-3330 Telefax: same                        Telephone:  Same as Listing
Listing Agent: Kevin Thompson                                 Selling Agent:  Same as Listing
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